Exhibit 1.1

10,000,000 Units

CHART ACQUISITION CORP.

UNDERWRITING AGREEMENT

New York, New York

February [●], 2012

DEUTSCHE BANK SECURITIES INC.
60 Wall Street, 4th Floor
New York, New York 10005

COWEN AND COMPANY, LLC
599 Lexington Avenue
New York, New York 10022

As Representatives of the several Underwriters

Ladies and Gentlemen:

The undersigned, Chart Acquisition Corp., a Delaware corporation (“Company”), hereby confirms its agreement with Deutsche Bank Securities Inc. (“Deutsche Bank”) and Cowen and Company, LLC (“Cowen”, and together with Deutsche Bank, “you” or the “Representatives”) and with the other underwriters named on Schedule A hereto for which you are acting as representatives (the Representatives and the other underwriters being collectively referred to herein as the “Underwriters” or, individually, an “Underwriter”) and with Deutsche Bank also acting as the qualified independent underwriter (the “QIU”), including without limitation as follows:

1.         Purchase and Sale of Securities.

1.1       Firm Securities.

1.1.1 Purchase of Firm Units.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the several Underwriters, an aggregate of 10,000,000 units (the “Firm Units”) of the Company’s securities at a purchase price of $10.00 per Firm Unit, less underwriting discounts of $0.5875, $0.3125 of shall be deposited into the Trust Fund (as defined herein) pursuant to Section 1.4, and (ii) the Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule A attached hereto and made a part hereof at the above-stated purchase price.  The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $10.00 per Firm Unit.  Each Firm Unit consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrant”).  The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until 52 days following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof) unless the Representatives inform the Company in writing of its decision to allow earlier separate trading, in each case, subject to the Company (x) filing a Current Report on Form 8-K with the Commission (as defined in Section 2.1.1 hereof) containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Offering (the “Current Report on Form 8-K”) and (y) issuing a press release announcing when such separate trading will begin.  The Company will file the Current Report on Form 8-K promptly after the completion of the Offering, which is anticipated to take place three Business Days following the date of the Prospectus (as defined in Section 2.1.1 hereof).  The audited balance sheet contained in the Current Report on Form 8-K will include proceeds the Company receives from the exercise of the Overallotment Option (as defined in Section 1.2.1), if the Overallotment Option is exercised prior to the filing of the Current Report on Form 8-K.  Each Warrant entitles its holder to purchase one share of Common Stock for $11.50 per share during the period commencing on the later of:  (a) 30 days following the consummation by the Company of its “Initial Business Combination” or (b) one year from Closing Date (as defined in Section 1.1.2), and terminating on the five-year anniversary of the consummation of the Initial Business Combination.  As used herein, the term “Initial Business Combination” shall mean any acquisition by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination consummated by the Company with one or more operating companies, which may be, but are not required to be, focused on the provision and/or outsourcing of government services operating within or outside of the United States or operating in other business sectors, whose operations are consistent with the Company’s criteria and guidelines in evaluating acquisition opportunities (as described more fully in the Registration Statement).  The Company has the right to redeem the Warrants, in whole and not in part, upon not less than 30 days written notice at a price of $0.01 per Warrant at any time after the Warrants become exercisable; so long as the last sales price of the Common Stock has been at least $17.50 per share for any 20 trading days within a 30 trading day period ending on the third Business Day prior to the day on which notice is given.  As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which national banks in New York, New York are not open for business.

1.1.2 Payment and Delivery.  Delivery and payment for the Firm Units shall be made at [10:00] a.m., New York City time, on the third Business Day following the Effective Date of the Registration Statement (or the fourth Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m., New York City time) or at such earlier time as shall be agreed upon by the Representatives and the Company at the offices of DLA Piper LLP (US), 1251 Avenue of Americas, New York, New York 10020 (“DLA’s Offices”) or at such other place as shall be agreed upon by the Representatives and the Company.  The closing of the Offering is referred to herein as the “Closing” and the hour and date of delivery and payment for the Firm Units is referred to herein as the “Closing Date.”  Payment for the Firm Units shall be made on the Closing Date by wire transfer in federal (same day) funds upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Firm Units through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters.  The Company shall deposit $ 100,600,000 ($115,187,500 if the Overallotment Option is exercised in full), or approximately $10.06 per Unit (or $10.01 if the Overallotment Option is exercised in full), of the proceeds received by it from the Offering and the Private Placement (as defined in Section 1.3) in the trust fund established by it for the benefit of the public stockholders and the Representatives as described in the Registration Statement (the “Trust Fund”) pursuant to the terms of an Investment Management Trust Account Agreement (the “Trust Agreement”) which amount includes $3,125,000 ($0.3125 per Firm Unit) or $3,593,750, if the Overallotment Option is exercised in full) payable to the Representatives as contingent compensation upon consummation of an Initial Business Combination.  The Firm Units shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the Closing Date.  The Company will permit the Representatives to examine and package the Firm Units for delivery at least one full Business Day prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representatives for all the Firm Units.

1.2       Overallotment Option.

1.2.1 Option Units.  For the purpose of covering any overallotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 1,500,000 Units from the Company (the “Overallotment Option”).  Such additional 1,500,000 Units shall be identical in all respects to the Firm Units and are hereinafter referred to as “Option Units.”  The Firm Units and the Option Units are hereinafter collectively referred to as the “Public Units.”  The shares of Common Stock and the Warrants included in the Public Units and the shares of Common Stock issuable upon exercise of such Warrants are hereinafter referred to as “Public Shares” and “Public Warrants,” respectively.  The Public Units, Public Shares and Public Warrants are hereinafter referred to collectively as the “Public Securities.”  The purchase price to be paid for the Option Units will be $10.00 per Option Unit, less underwriting discounts of $0.5875, $0.3125 of which shall be deposited in the Trust Fund pursuant to Section 1.4.

1.2.2 Exercise of Option.  The Overallotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representatives as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date.  The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Overallotment Option.  The Overallotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representatives, which must be confirmed in writing by overnight mail or facsimile or other form of electronic transmission, setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units, which will not be later than five Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representatives, at DLA’s Offices or at such other place or in such other manner as shall be agreed upon by the Company and the Representatives.  If such delivery of and payment for the Option Units does not occur on the Closing Date, the date and time of the closing for such Option Units will be as set forth in the notice (hereinafter, the “Option Closing Date”).  Upon exercise of the Overallotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.  If any Option Units are to be purchased, each Underwriter agrees, severally, and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Units as the Underwriters may determine) that bears the same proportion to the total number of Option Units to be purchased as the number of Firm Units set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Units.

1.2.3 Payment and Delivery.  Payment for the Option Units shall be made on the Closing Date or the related Option Closing Date by wire transfer in federal (same day) funds upon delivery to the Representatives of certificates (in form and substance satisfactory to the Underwriters) representing the Option Units (or through the facilities of DTC) for the account of the Underwriters.  The Company shall deposit the proceeds from the sale of the Option Units as described in Section 1.4 and pursuant to the Trust Agreement.  The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representatives request not less than two Business Days prior to the Closing Date or the related Option Closing Date and will be made available to the Representatives for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full Business Day prior to such Closing Date or Option Closing Date.

1.3       Private Placement.  Pursuant to an Amended and Restated Unit Subscription Agreement dated January [●], 2012 (the “Sponsor Subscription Agreement”) between the Company and Chart Acquisition Group LLC (the “Sponsor”), a Delaware limited liability company, the Sponsor has agreed to purchase 305,000 Units (the “Sponsor Placement Units”) for an aggregate purchase price of $3,050,000, or $10.00 per unit, simultaneously with the Closing.  Pursuant to an Amended and Restated Unit Subscription Agreement dated January [●], 2012 (the between the Company and Mr. Joseph Wright, chairman and chief executive officer of the Company (the “Wright Subscription Agreement”), Mr. Wright has agreed to purchase 20,000 Units (the “Wright Placement Units”) for an aggregate purchase price of $200,000, or $10.00 per unit, simultaneously with the Closing.  Pursuant to an Amended and Restated Unit Subscription Agreement dated January [●], 2012 (the “Cowen Overseas Subscription Agreement,” and together with the Sponsor Subscription Agreement and Wright Subscription Agreement, the “Subscription Agreements”) between the Company and Cowen Overseas Investment LP (“Cowen Overseas”), an affiliate of the Representative, Cowen Overseas agreed to purchase 150,000 Units (the “Overseas Placement Units” and, together with the Sponsor Placement Units and the Wright Placement Units, the “Placement Units”) for an aggregate purchase price of $1,500,000, or $10.00 per Unit simultaneously with the Closing. Pursuant to the Subscription Agreements, (i) all of the proceeds from the sale of the Placement Units will be deposited by the Company in the Trust Fund in accordance with the terms of the Trust Agreement prior to the Closing, and (ii) each of the Sponsor, Mr. Wright and Cowen Overseas has agreed to waive its/his redemption rights with respect to the Placement Shares contained within the Placement Units (A) in connection with the consummation of an Initial Business Combination and (B) if the Company fails to consummate an Initial Business Combination within 21 months from the date of the Effective Date. Each of the Sponsor, Mr. Wright and Cowen Overseas purchased the Placement Units in a private placement effected pursuant to Section 4(2)  of the Securities Act of 1933, as amended (the “Act” or “Securities Act”) that occurred immediately prior to the entering into of this Agreement (the “Private Placement”).  The shares of Common Stock and warrants included in the Placement Units are hereinafter referred to as the “Placement Shares” and “Placement Warrants,” respectively.  The Placement Units, the Placement Warrants and the Placement Shares are hereinafter referred, collectively, to as the “Placement Securities.”  For the avoidance of doubt, the term “Units” used hereinafter shall mean, collectively, the Public Units and the Placement Units, the term “Shares” used hereinafter shall mean, collectively, the Public Shares and Placement Shares, and the term “Warrants” used hereinafter shall mean collectively the Public Warrants and the Placement Warrants.  The Public Securities and the Placement Securities are hereinafter referred to collectively as the “Securities.”  There was no placement agent in the Private Placement and no party shall be entitled to a placement fee or expense allowance from the sale of the Placement Warrants.

1.4 Deferred Portion of Underwriters’ Discount.  The Representatives, on behalf of themselves and the other Underwriters, agrees that $0.3125 per Unit of the gross proceeds from the sale of the Units or $3,125,000 in the aggregate ($3,593,750 if the Overallotment Option is exercised in full) (collectively, the “Deferred Discount”) will be delivered to the Company for deposit in the Trust Fund.  The parties hereto agree that such amounts shall remain payable to the Underwriters, upon the consummation of the Initial Business Combination.  The Representatives, on behalf of themselves and the other Underwriters, agree that in the event the Company is unable to consummate the Initial Business Combination and Continental Stock Transfer & Trust Company (“CST”), the trustee of the Trust Fund, commences liquidation of the Trust Fund as provided in the Trust Agreement, (i) the several Underwriters shall forfeit any rights or claims to the Deferred Discount; and (ii) the Deferred Discount, together with the all other amounts on deposit in the Trust Fund (net of taxes payable), shall be distributed on a pro-rata basis among the holders of the shares of Common Stock included in the Public Units sold.

2.        Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as follows:

2.1       Filing of Registration Statement.

2.1.1 Pursuant to the Act.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-177280), including any related preliminary prospectus included therein or in any amendment thereto prior to the effectiveness thereof (the “Preliminary Prospectus”), for the registration of the Public Securities under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act and the rules and regulations thereunder (the “Regulations”) promulgated by the Commission.  Such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations) is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted therefrom at the time of effectiveness by Rule 430A of the Regulations filed with the Commission pursuant to Rule 424 of the Regulations) is hereinafter called the “Prospectus.”  For purposes of this Agreement, “Time of Sale” as used in the Act, means [●] p.m., New York City time, on the date of this Agreement.  Prior to the Time of Sale, the Company prepared a preliminary prospectus, dated [ ], 2012, for distribution by the Underwriters to prospective investors (the “Sale Preliminary Prospectus”).  If the Company has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) under the Securities Act registering additional Securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission.  All of the Public Securities have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement.  The Registration Statement has been declared effective by the Commission on the date hereof.  If, subsequent to the date of this Agreement, the Company and the Representatives have determined that at the Time of Sale the Sale Preliminary Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have agreed in writing to provide an opportunity to purchasers of the Firm Units to terminate their old purchase contracts and enter into new purchase contracts, then the Sale Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.1.2 Pursuant to the Exchange Act.  The Company has filed with the Commission a Form 8-A (File Number 000-[ ]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Public Units, the Public Shares and the Public Warrants.  The registration of the Public Units, Public Shares and Public Warrants under the Exchange Act has been declared effective by the Commission on the date hereof.

2.2       No Stop Orders, Etc.  The Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3        Disclosures in Registration Statement.

2.3.1 Disclosure Representation.  The Registration Statement has been declared effective by the Commission under the Securities Act.  At the time the Registration Statement, or any post effective amendment to the Registration Statement, became effective, at the date hereof, as of the Closing Date and as of each Option Closing Date, if any, the Registration Statement did and will in all material respects comply with the requirements of the Act and the Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) of the Securities Act, at the Closing Date and at any Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Public Units or any amendment thereto) or first used (within the meaning of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission or first used (within the meaning of the Regulations), such Preliminary Prospectus and any amendments thereof and supplements thereto complied, or will have been corrected in the Sale Preliminary Prospectus and the Prospectus to comply, in all material respects with the applicable provisions of the Act and the Regulations and, at the Time of Sale, did not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters through the Representatives, by or on behalf of any Underwriter, expressly for use in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto, which information, it is agreed, shall consist solely of the following information, to the extent applicable, in the Sale Preliminary Prospectus and the Prospectus (“Underwriter’s Information”):  (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the [●] under the heading “Underwriting.”

2.3.2 Disclosure of Agreements.  The agreements and documents described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) is material to the Company’s business or financial condition or results has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the best of the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments have been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in breach or default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder.  To the best of the Company’s knowledge, performance by the Company of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3 Prior Securities Transactions, Etc..  No securities of the Company have been offered or sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and, except as disclosed therein, subsequent to the respective dates as of which information is given therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.3.4 Regulations.  The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of federal, state and local regulation on the Company’s business and financial condition and results as currently contemplated fairly summarize in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4       Changes After Dates in Registration Statement.

2.4.1 No Material Adverse Change.  Except as stated in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, since the respective dates as of which information is given therein:  (i) there has been no adverse change in the condition (financial or otherwise), results of operations, assets, business or prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.5       Independent Accountants.  Rothstein, Kass & Company P.C. (“RKC”), whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, are independent registered public accountants as required by the Act and the Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”).  To the best of the Company’s knowledge, RKC is duly registered and in good standing with the PCAOB.  RKC has not, during the periods covered by the financial statements included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6       Financial Statements.  The financial statements, including the notes thereto and supporting schedules, included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus fairly present the financial position, cash flows and the results of operations of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and such supporting schedules present fairly the information required to be stated therein.  No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus.  The Registration Statement, the Sale Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus in accordance with Regulation S-X which have not been included as so required.

2.7       Authorized Capital; Options, Etc.  The Company had at the date or dates indicated in each of the Registration Statement, the Sale Preliminary Prospectus and the Prospectus duly authorized, issued and outstanding capitalization as set forth therein.  Based on the assumptions stated in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein.  Except as set forth in, or contemplated by, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, on the date of this Agreement and on the Closing Date and the Option Closing Date, if any, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into, or exchangeable or exercisable for, shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or securities.

2.8        Valid Issuance of Securities, Etc.

2.8.1 Outstanding Securities.  All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.  Such securities conform to all statements relating thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.8.2 Securities Sold Pursuant to this Agreement.  The Public Securities have been duly authorized and reserved for issuance and when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken.  The form of certificates for the Public Securities conform to the corporate law of the jurisdiction of the Company’s incorporation and the requirements of the [NASDAQ Capital Market].  The Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, as the case may be.  When issued, the Public Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and the Public Warrants are enforceable against the Company in accordance with their terms, except:  (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The shares of Common Stock issuable upon exercise of the Public Warrants, have been reserved for issuance upon the exercise thereof and when issued in accordance with the terms thereof, will be duly and validly authorized, validly issued, fully paid and non-assessable and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.3 Placement Securities.  The Placement Securities have been duly authorized and reserved for issuance and when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and all corporate action required to be taken for the authorization, issuance and sale of the Placement Securities has been duly and validly taken.  The form of certificates for the Placement Securities conform to the corporate law of the jurisdiction of the Company’s incorporation.  The Placement Securities conform to all statements with respect thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, as the case may be.  The Placement Warrants when issued, will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Placement Warrants are enforceable against the Company in accordance with their respective terms, except:  (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The shares of Common Stock issuable upon exercise of the Placement Warrants have been reserved for issuance upon the exercise of the Placement Warrants and, when issued in accordance with the terms of the Placement Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable, and the holders thereof are not and will not be subject to personal liability by reason of being such holders.

2.8.4 No Integration.  Neither the Company nor any of its affiliates has made any offer or sale of any securities, including, without limitation, the Placement Securities, which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities pursuant to the Registration Statement.

2.9       Registration Rights of Third Parties.  Except as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, no holder of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10    Validity and Binding Effect of Agreements.  This Agreement, the Warrant Agreement (as defined in Section 2.22 hereof), the Trust Agreement, the Service Agreement (as defined in Section 3.7.2 hereof), the Subscription Agreements (as defined in Section 1.3 hereof) and the Registration Rights Agreement (as defined in Section 2.25 hereof) have been duly and validly authorized by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except:  (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11    No Conflicts, Etc.  The execution, delivery and performance by the Company of this Agreement, the Warrant Agreement, the Trust Agreement, the Service Agreement, the Subscription Agreements and the Registration Rights Agreement, the consummation by the Company of the transactions herein and therein contemplated (including the issuance of the Securities) and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both:  (i) result in a breach of, or conflict with, any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or the bylaws (the “Bylaws”) of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

2.12     No Defaults; Violations.  No default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject.  The Company is not in violation of any term or provision of its Certificate of Incorporation or Bylaws or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13     Corporate Power; Licenses; Consents.

2.13.1 Conduct of Business.  The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with and in furtherance of the Offering as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.13.2 Transactions Contemplated Herein.  The Company has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and has obtained all consents, authorizations, approvals and orders required in connection therewith.  No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements as contemplated by this Agreement, the Warrant Agreement, the Trust Agreement, the Service Agreement, the Subscription Agreements and the Registration Rights Agreement and as contemplated by the Registration Statement, the Sale Preliminary Prospectus and Prospectus, except those obtained or made under applicable federal and state securities laws and the rules and regulations promulgated by the Financial Industry Regulatory Authority (“FINRA”).

2.14     Questionnaires.  All information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and by each of the Company’s officers and directors immediately prior to the Offering  and provided to the Underwriters, as well as the biographies attached as an exhibit to his or her Insider Letter (as defined in Section 2.23.1 hereof) is, to the best of the Company’s knowledge, true and correct and the Company is not aware that any information disclosed in any of the Questionnaires is inaccurate or incomplete.

2.15     Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or, to the best of the Company’s knowledge, any director or officer of the Company which has not been disclosed in the Questionnaires, Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.16     Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of the Company.

2.17     No Contemplation of an Initial Business Combination.  Prior to the date hereof, neither  the Company nor the Sponsor or any of the Company’s directors or officers (together with the Sponsor, the “Company Insiders”) had, or as of the Closing, will have had:  (a) any specific Initial Business Combination under consideration; or (b) any interactions or discussions with any target regarding a possible Initial Business Combination.

2.18     Transactions Affecting Disclosure to FINRA.

2.18.1 There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Company Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or any Company Insider that may affect the Underwriters’ compensation, as determined by FINRA.

2.18.2 The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any FINRA member or (iii) except as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date; it being understood and acknowledged that (x) an affiliate of Cowen committed to purchase a certain number of the Placement Securities in the Private Placement pursuant to the Cowen Overseas Subscription Agreement, and that the Chairman and Chief Executive Officer of the Company is an affiliate of a FINRA member, is a member of the Sponsor and may be deemed to control certain shares of Company purchased by the Sponsor pursuant to a securities subscription agreement dated August 9, 2011 between the Company and the Sponsor  (the “Founder Shares”) and (y) the Sponsor may be deemed to be an affiliate of Chart Group Advisors, LLC, an FINRA member, under the applicable FINRA rules.

2.18.3 Except as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, no officer or director of the Company, or beneficial owner of any class of the Company’s securities, including, without limitation, holders of Securities purchased in the Private Placement, registered or unregistered, regardless of the time acquired or the source from which derived (any such individual or entity, a “Company Affiliate”), is a member, a person associated, or affiliated with a member of FINRA.  None of the net proceeds of the Offering and Private Placement will be paid by the Company to any participating FINRA member or its affiliates, except as specifically described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and except as may be paid in connection with an Initial Business Combination as contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.18.4  No Company Affiliate is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market).

2.18.5 No Company Affiliate has made a subordinated loan to any member of FINRA.

2.18.6 Except as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, no FINRA member intending to participate in the Offering has a conflict of interest with the Company.  Except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, no director or officer of the Company or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member, as determined in accordance with the rules and regulations of FINRA.  The Company will advise the Representatives and their counsel if it learns that any officer or director of the Company or owner of at least 5% of the Company’s outstanding Common Stock otherwise is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.18.7 Except with respect to the Representatives in connection with the Offering and except as otherwise described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to an FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and any related persons.

2.19     Foreign Corrupt Practices Act.  None of the Company, any director or officer of the Company or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the Company or the assets, business or operations of the Company as reflected in any of the financial statements contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company.  The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.20     Patriot Act.  Neither the Company nor, to the best of the Company’s knowledge, any director or officer of the Company, the Sponsor or any other person acting on behalf of the Company has violated:  (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.21     Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to the Representatives or counsel to the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.22     Warrant Agreement.  The Company has entered into a warrant agreement with respect to the Public Warrants and the Placement Warrants with CST substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

2.23     Agreements with Company Affiliates.

2.23.1 Insider Letters.  The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) annexed as Exhibits to the Registration Statement (the “Insider Letters”), pursuant to which each of the Company Insiders and Cowen Overseas agrees to certain matters, including but not limited to, certain matters described as being agreed to by them under the “Proposed Business” section of the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.24      Investment Management Trust Agreement.  The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering and all of the proceeds of the Private Placement substantially in the form filed as an exhibit to the Registration Statement.

2.25      Registration Rights Agreement.  The Company have entered into a registration rights agreement with the Sponsor and Cowen Overseas, respectively, (the “Registration Rights Agreement”) substantially in the form annexed as an exhibit to the Registration Statement, whereby the Sponsor or Cowen Overseas will be entitled to certain registration rights with respect to the Securities they respectively hold or will purchase upon the Closing, as set forth in the Registration Rights Agreement and described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.26     Covenants Not to Compete.  No director or officer of the Company or the Sponsor is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer or any other party which could materially affect his ability to be a director, officer or employee of the Company.

2.27     Investment Company Act.  The Company is not and, after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the Sale Preliminary Prospectus and the Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended.

2.28     Subsidiaries.  The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.29     Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus that have not been described as required.

2.30     No Influence.  The Company has not offered, or caused the Underwriters to offer, the Public Units to any person or entity with the intention of unlawfully influencing:  (a) a customer or supplier of the Company or any Company Affiliate to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.31     Definition of “Knowledge”.  As used in herein, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company who are named in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

2.32     Sarbanes-Oxley.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self regulatory entity or agency that are applicable to it as of the date hereof.

2.33     NASDAQ Listing.  The Public Securities have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on the [NASDAQ Capital Market], and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

2.34     Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Public Units, any offering material in connection with the offering and sale of the Public Units other than the Sale Preliminary Prospectus and the Prospectus, in each case as supplemented and amended.

2.35     Tax Law Compliance.  The Company has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and has paid all taxes required to be paid by the Company and, if due and payable, any related or similar assessment, fine or penalty levied against the Company, except for any taxes, assessments, fines or penalties as are being contested in good faith and by appropriate proceedings.  The Company has made appropriate provisions in the applicable financial statements above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.

2.36     Ineligible Issuer.  At the time of filing the Registration Statement and at the date hereof, the Company was and is an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  The Company has not issued or authorized the issuance of, or made any offer relating to the Securities, under the Securities Act that would constitute an “issuer free writing Prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing Prospectus,” as defined in Rule 405 under the Securities Act.

3.        Covenants of the Company.  The Company covenants and agrees as follows:

3.1       Amendments to Registration Statement, the Sale Preliminary Prospectus.  The Company will deliver to the Representatives, not less than two days prior to filing or use, any amendment of or supplement to the Registration Statement, the Sale Preliminary Prospectus or the Prospectus proposed to be filed or used on or after the date of the Agreement and shall not file or use any such amendment or supplement to which the Representatives shall reasonably object in writing.

3.2       Federal Securities Laws.

3.2.1 Compliance.  During the time when a prospectus is required to be delivered under the Act or the Exchange Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Sale Preliminary Prospectus and the Prospectus.  If at any time when a prospectus relating to the Public Securities is required to be delivered under the Act or the Exchange Act, any event shall have occurred or any condition shall exist as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement, the Sale Preliminary Prospectus or the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Sale Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading, or if it is necessary during such period to amend the Registration Statement or amend or supplement the Sale Preliminary Prospectus or the Prospectus to comply with the Act or the Exchange Act, the Company will notify the Representatives promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment to the Registration Statement or amendment or supplement to the Sale Preliminary Prospectus and the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

3.2.2 Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representatives) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3 Exchange Act Registration.  For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Public Securities under the provisions of the Exchange Act.  The Company will not deregister the Public Securities under the Exchange Act without the prior written consent of the Representatives.

3.2.4 Sarbanes-Oxley Compliance.  The Company shall take all actions necessary to comply and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency with jurisdiction over the Company.

3.3        NASDAQ Listing.  The Company will use its best efforts to effect and maintain the listing of Securities on the [NASDAQ Capital Market.].

3.4        Delivery to Underwriters of Prospectuses.  The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when a prospectus is required to be delivered (or would be required to be delivered but for Rule 172) under the Act or the Exchange Act such number of copies of the Sale Preliminary Prospectus and the Prospectus and all amendments and supplements to such documents as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment thereof or supplement thereto becomes effective, deliver to the Representatives two original executed Registration Statement, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.5       Effectiveness and Events Requiring Notice to the Representative.  The Company will use its best efforts to cause the Registration Statement to become and remain effective and will notify the Representatives immediately and confirm the notice in writing:  (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement, any Preliminary Prospectus or Prospectus, subject to Section 3.1; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event or existence of any condition during the period described in Section 3.4 hereof that, in the judgment of the Company or its counsel, makes any statement of a material fact made in the Registration Statement, the Sale Preliminary Prospectus and/or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Sale Preliminary Prospectus and/or the Prospectus in order to make the statements therein (with respect to the Sale Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading.  If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6        Review of Financial Statements.  Until the earlier of five years from the Effective Date, or until such earlier upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

3.7       Affiliated Transactions.

3.7.1 Initial Business Combination.  The Company will not consummate its Initial Business Combination with any entity which is affiliated with any Company Insider or holder of any of the Placement Securities unless the Company obtains an opinion from an independent investment banking firm that such Initial Business Combination is fair to the Company’s stockholders from a financial perspective.  Except as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, no Company Insider or any affiliate thereof shall receive any fees of any type (other than reimbursement of ordinary and customary expenses incurred on behalf of the Company) in connection with any Initial Business Combination.

3.7.2 Administrative Services.  The Company has entered into an agreement (the “Service Agreement”) with The Chart Group L.P., an affiliate of the Sponsor, in the form filed as an exhibit to the Registration Statement pursuant to which The Charter Group LP will make available to the Company general and administrative services, including office space, utilities, receptionist and secretarial support for the Company’s use for $10,000 per month, which shall be payable out of funds available to the Company that are not required to be retained in the Trust Fund.

3.7.3 Compensation.  Except as set forth in this Section 3.7, the Company shall not pay any director or officer of the Company or the Sponsor or any of their affiliates any fees or compensation from the Company for services rendered to the Company prior to, or in connection with, this Offering or the consummation of an Initial Business Combination; provided that the forgoing shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred by them in connection with seeking and consummating an Initial Business Combination.

3.8       Reports to the Representative.  For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representatives and their counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative:  (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company; (iv) five copies of each Registration Statement; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request; provided the Representatives shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representatives and their counsel in connection with the Representatives’ receipt of such information.  Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed to have been delivered to the Representatives pursuant to this section.

3.9       Disqualification of Form S-1 and S-3.  For a period equal to seven years from the date hereof, the Company will not take any action or actions, or fail to take any action, which may prevent or disqualify the Company’s use of Form S-1 or S-3 (or other appropriate form) for the registration of the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants under the Act.

3.10      Payment of Expenses.

3.10.1 General Expenses Related to the Offering. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Public Securities and any taxes payable in that connection; (b) the costs incident to the registration of the Public Securities under the Securities Act and the Exchange Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, any Preliminary Prospectus, the Sale Preliminary Prospectus and the Prospectus, any amendments, supplements and exhibits thereto and the costs of printing, reproducing and distributing the “Agreement Among Underwriters” between the Representatives and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire, this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses by FINRA of the terms of the sale of the Public Securities and any filings made with FINRA; (e) the listing and application fees of the NASDAQ Capital Market; (f) the filing and qualification of the Public Securities under state or foreign securities or Blue Sky laws, all filing fees related thereto (including related fees and expenses of counsel for the Underwriters) incurred in connection therewith; (g) all fees and expenses of the registrar and transfer agent of the Public Securities; (h) the printing, engraving, issuance and delivery of the Public Units, the Public Shares and the Public Warrants, including any transfer or other taxes payable thereon (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Public Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show, and (j) all other costs and expenses incident to the offering of the Public Securities or the performance of the obligations under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants; provided that, except to the extent otherwise provided in this Section 3.12.1 and in Sections 6.2 and 6.3, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of any Public Securities by them and the expenses of advertising any offering of the Public Securities made by the Underwriters.

3.10.2    Fee on Initial Business Combination.  Upon consummation of an Initial Business Combination, the Company and the Underwriters agree the Company will pay to the Representatives the Deferred Discount as described in Section 1.4 hereof.

3.11      Application of Net Proceeds.  The Company will apply the net proceeds from the Private Placement and the Offering received by it as described under the caption “Use of Proceeds” in the Prospectus.

3.12     Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) and Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.13     Notice to FINRA.  In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company or the Representatives, if they are so engaged, will provide the following information (“Merger Information”) to FINRA (and Representatives, if they are not so engaged) prior to the consummation of the Initial Business Combination:  (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Offering, as such term is defined in Rule 5110 of FINRA’s Conduct Rules.  The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement that the Company files with the Commission, if any, for purposes of soliciting stockholder approval for the Initial Business Combination and the tender offer document, if any, that the Company files with the Commission in connection with the Initial Business Combination.  Upon the Company’s delivery of the Merger Information to the Representatives, the Company hereby expressly authorizes the Representatives to provide such information directly to FINRA.

3.14     Stabilization.  Neither the Company, nor, to its knowledge, any of the Company Insiders has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Units (without the consent of the Representatives).

3.15      Existing Lock-Up Agreement.  The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Securities in connection with the Offering.  In addition, the Company will direct the Transfer Agent to place stop transfer restrictions upon any such Securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

3.16      Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company’s Board of Directors has been informed, nor is any officer or director of the Company aware, of:  (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

3.17     Accountants.  For a period of five years from the Effective Date or until such earlier time upon which the Company is liquidated, the Company shall retain Rothstein, Kass & Company P.C. or other independent public accountants reasonably acceptable to the Representatives.

3.18     Form 8-K.  The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date reflecting the receipt by the Company of the proceeds of the Offering and the Private Placement, as well as the proceeds from the exercise of the Overallotment Option if such exercise has occurred on the date of the Prospectus.  Within three trading days of the Effective Date, the Company will file a Current Report on Form 8-K with the Commission, which Report shall contain an audited balance sheet of the Company.

3.19     FINRA.  The Company shall promptly advise the Representatives if it becomes aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Company’s Public Units, so that the Representatives may, if so required, provide such documentation to FINRA.

3.20     Corporate Proceedings.  All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction of counsel to the Underwriters.

3.21     Investments.  The Company shall cause the proceeds of the Offering to be held in the Trust Fund to be invested only in “government securities” with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  The Company will otherwise conduct its business in a manner so that it will not become subject to registration under the Investment Company Act.  Furthermore, once the Company consummates its Initial Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.22      Press Releases. The Company agrees it will not issue press releases or engage in any other publicity without the Representatives’ prior written consent for a period of 90 days after the Closing Date.

3.23      Electronic Prospectus.  The Company, at its expense, shall cause to be prepared and delivered to the Representatives, within one Business Day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering.  As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment thereof or supplement thereto, that meets each of the following conditions:  (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Units for at least the period during which a prospectus relating to the Units is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).  The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon  receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Units is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

3.24      Reservation of Shares.  The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Warrants outstanding from time to time.

3.25     Private Placement Proceeds.  Simultaneously with the Closing, the Company shall deposit all of the proceeds from the Private Placement in the Trust Fund and shall provide the Representatives with evidence of the same

3.26     No Amendment to Charter.

(i) The Company covenants and agrees that it will not seek to amend or modify provisions ([●]) - ([●]) of Article [●] of its Certificate of Incorporation.

(ii) The Company acknowledges that the purchasers of the Public Units in this Offering shall be deemed to be third party beneficiaries of this Section 3.30 of this Agreement.

(iii) The Underwriters and the Company specifically acknowledge that the Underwriters may not waive this Section 3.30 under any circumstances.

3.27    Future Financings.  The Company agrees that neither it, nor any successor or subsidiary of the Company, will consummate any public or private equity or debt financing prior to or in connection with the consummation of an Initial Business Combination, unless all investors in such financing expressly waive, in writing, any rights in or claims against the Trust Fund.

3.28     Future Securities Issuances.  The Company hereby agrees that until the Company consummates an Initial Business Combination, it shall not issue any Common Stock or any options or other securities convertible into or exercisable for Common Stock, or any preferred shares of the Company which participate in any manner in the Trust Fund or which vote as a class with the Common Stock on an Initial Business Combination.

4.        Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and each Option Closing Date, if any, to the accuracy of the statements of directors and officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1        Regulatory Matters.

4.1.1 Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or, to the best knowledge of the Company, threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

4.1.2 FINRA Clearance.  By the Effective Date, the Representatives shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.2        NASDAQ Listing.  The Public Securities shall have been duly listed, subject to notice of issuance, on the NASDAQ Capital Market.

4.3       Company Counsel Matters.

4.3.1 Effective Date Opinion of Counsel.  On the Closing Date, the Representatives shall have received the favorable opinion of Ellenoff Grossman & Schole LLP (“EG&S”), counsel to the Company, dated the Closing Date, addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives and their counsel.

4.3.2 Option Closing Date Opinion of Counsel.  On the Option Closing Date, if any, the Representatives shall have received the favorable opinion of EG&S, dated the Option Closing Date, addressed to the Representatives and in form and substance reasonably satisfactory to counsel to the Representatives, confirming as of the Option Closing Date, the statements made by EG&S in its opinion delivered on the Closing Date.

4.3.3 Reliance.  In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel.

4.4        Opinion of the Counsel for the Underwriters.  The Representatives shall have received from DLA Piper LLP (US), counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the Option Closing Date, as applicable, in form and substance satisfactory to, and addressed to, the Representatives on behalf of the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

4.5        Comfort Letter.  At the time of the execution of this Agreement the Representatives shall have received from RKC a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory.

(i) Confirming that they are an independent registered accounting from with respect to the Company within the meaning of the Act and the Regulations and the PCAOB and that they have not;

(ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Regulations thereunder;

(iii) Stating that, on the basis of a limited review which included a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that:  (a) the unaudited financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, Sale Preliminary Prospectus and the Prospectus; (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the August 9, 2011 balance sheet included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease and (c) during the period from August 9, 2011 to a specified date not later than two days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

(iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

(v) Stating they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi) Stating that they have not, since the Company’s incorporation, brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal control; and

(vii) Statements as to such other matters incident to the transaction contemplated hereby as Representatives may reasonably request.

4.6       Officers’ Certificates.

4.6.1 Officers’ Certificate.  At each of the Closing Date and each Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer or the President and the Secretary of the Company, dated the Closing Date or such Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or such Option Closing Date, as the case may be, and that the conditions set forth in this Agreement have been satisfied as of such date and that, as of Closing Date and such Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct.  In addition, the Representatives will have received such other and further certificates of officers of the Company as the Representatives may reasonably request.

4.6.2 Secretary’s Certificate.  At each of the Closing Date and each Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or such Option Closing Date, as the case may be, certifying:  (i) that the Bylaws and Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the Offering and the Private Placement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company.  The documents referred to in such certificate shall be attached to such certificate.

4.7       No Material Changes.  Prior to and on each of the Closing Date and each Option Closing Date, if any:  (i) there shall have been no material adverse change or development in the condition, results, business prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company, any Company Affiliate or any Company Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Sale Preliminary Prospectus and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, and the Prospectus and any amendments thereof shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall not contain any untrue statement of a material fact necessary to make the statements therein not misleading and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Sale Preliminary Prospectus at the Time of Sale and as of the date thereof nor the Prospectus, as of its date and as of the date thereof, nor any amendment thereof or supplement thereto, contained or shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading.

4.8        Effective Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Registration Rights Agreement, the Trust Agreement, the Warrant Agreement and the Service Agreement, all of the Insider Letters and the Subscription Agreements.

4.9       Market Events. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange or NASDAQ Capital Market or in the over-the-counter market, or trading in any securities of the Company in any over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market, by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Public Securities on the terms and in the manner contemplated in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

5. Indemnification.

5.1       Indemnification and Contribution.

5.1.1 The Company shall indemnify and hold harmless each Underwriter, its directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter  within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (B)  the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 2.3.1).

The indemnity agreement in this Section 5.1 is not exclusive and is in addition to each other liability which the Company might have or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

5.1.2 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

5.1.3 Promptly after receipt by an indemnified party under this Section 5.1 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5.1, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 5.1 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 5.1.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 5.1 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 5.1.1 or the Representatives in the case of a claim for indemnification under Section 5.1.2, (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 5.1 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 5.1 consist of any Company Indemnified Parties.  Subject to this Section 5.1.3 the amount payable by an indemnifying party under Section 5.1 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 5.1 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 5.1.1 effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

5.1.4 If the indemnification provided for in this Section 5.1 is unavailable or insufficient to hold harmless an indemnified party under Section 5.1.1 or 5.1.2, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Public Units, or (ii) if the allocation provided by clause (i) of this Section 5.1.4 is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 5.1.4 but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Public Units purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, in each case as set forth in the table on the cover page of  the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information as defined in Section 2.3.1.

5.1.5 The Company and the Underwriters agree that Deutsche Bank Securities Inc. has not received and will not receive any additional benefits hereunder for serving as the QIU in connection with the Offering.

5.1.6 The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 5.1.4 above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 5.1.4 above.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 5.1.4 above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 5.1, no Underwriters shall be required to contribute any amount in excess of the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Public Units exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 5.1 are several in proportion to their respective underwriting obligations and not joint.

6.        Termination

6.1       Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives, in its absolute discretion by notice given to the Company prior to delivery of and payment for Firm Units if, prior to that time, any of the events described in Sections 4.7 and 4.9 have occurred or if the Underwriters shall decline to purchase the Public Securities for any reason permitted under this Agreement.

6.2       Reimbursement of Underwriters’ Expenses.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 6.1 or 6.3, (b) the Company fail to tender the Public Securities for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Public Securities for any reason permitted under this Agreement or (d) the sale of the Public Securities is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 3.10, the Company shall reimburse the Underwriters for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Public Securities, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representative; provided that if this Agreement is terminated pursuant to Section 6.3 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 6.2.

6.3       Substitution of Underwriters.

6.3.1 If any Underwriter or Underwriters shall default in its or their obligations to purchase Units hereunder on any Closing Date and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Units to be purchased by all Underwriters on such Closing Date or such Option Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters shall so default and the aggregate number of Units with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Units to be purchased by all Underwriters on the Closing Date or such Option Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Units by other persons are not made within 48 hours after such default, this Agreement shall terminate.

6.3.2 If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Units of a defaulting Underwriter or Underwriters on the Closing Date or such Option Closing Date or such Option Closing Date as provided in this Section 6.3, (i) the Company shall have the right to postpone Closing Date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Units to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement.  Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder.  Any termination of this Agreement pursuant to this Section 6.3 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 3.10 and 6.3 and the provisions of Section 6.1 and Section 11, inclusive, shall not terminate and shall remain in full force and effect.

6.3.3 In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, Representatives or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Preliminary Prospectus and/or the Prospectus, as the case may be, or in any other documents and arrangements, and the Company agrees to file promptly any amendment to, or to supplement, the Registration Statement, the Preliminary Prospectus and/or the Prospectus, as the case may be, that in the opinion of counsel for the Underwriters may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6.3 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.        Qualified Independent Underwriter.  The QIU represents that it is qualified to act as a “qualified independent underwriter” within the meaning of Rule 5121 of the Conduct Rules of FINRA.  The Company hereby confirms that, at its request, the QIU has acted as a “qualified independent underwriter” within the meaning of Rule 5121 of the Conduct Rules of FINRA in connection with the offering of the Public Securities.

8.        Additional Covenants.

8.1       Additional Shares or Options.  The Company hereby agrees that until the Company consummates the Initial Business Combination, it shall not (i) issue any shares of Common Stock or any options, warrants, rights or other securities convertible into, or exchangeable or exercisable for, shares of Common Stock, or any shares of Preferred Stock which participate in any manner in the Trust Fund or which vote as a class with the Common Stock on the Initial Business Combination, other than the Public Securities and the Placement Securities, or (ii) file any registration statement with respect to the offer and sale of any of the foregoing.

8.2        Trust Fund Waiver Acknowledgments.  The Company hereby agrees that it will not commence its due diligence investigation of any operating business or businesses which the Company seeks to acquire (each, a “Target Business”) or obtain the services of any vendor unless and until the Company has requested such Target Business or vendor to acknowledge in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledge the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Fund, initially in an amount of $100.6 million (without giving effect to any exercise of the Overallotment Option) for the benefit of the Public Stockholders and that, except for a portion of the interest earned on the amounts held in the Trust Fund, the Company may disburse monies from the Trust Fund only (i) to the holders of the Public shares in the event they elect to redeem their Public Shares in connection with the consummation of an Initial Business Combination, (ii) to the holders of the Public Shares if the Company fails to consummate an Initial Business Combination within 21 months from the date of the Prospectus and (b) for and in consideration of the Company (1) agreeing to evaluate such Target Business for purposes of consummating an Initial Business Combination with it or (2) agreeing to engage the services of the vendor, as the case may be, the Company has requested such Target Business or vendor to agree that it does not have any right, title, interest or claim of any kind in or to any monies of the Trust Fund (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.  The foregoing letters shall substantially be in the form attached hereto as Exhibit A and B, respectively.  Furthermore, each officer and director of the Company and the Sponsor and Cowen Overseas, and each other holder, if any, of Founder Shares or Placement Securities shall each execute a waiver letter (each, a “Waiver Letter”) in the form attached hereto as Exhibit C.

8.3       Insider Letters.  The Company shall not take any action or omit to take any action which would cause a breach of any Insider Letter or Subscription Agreement and will not allow any amendments to, or waivers of, any such Insider Letter or Subscription Agreement without the prior written consent of the Representatives.

8.4       Certificate of Incorporation and Bylaws.  The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Certificate of Incorporation or Bylaws.  Prior to the consummation of an Initial Business Combination, the Company will not amend its Certificate of Incorporation or Bylaws without the prior written consent of the Representatives.

8.5       Acquisition/Liquidation Procedure.  (a)  The Company acknowledges and agrees:  (i) that (x) it does not intend to submit its Initial Business Combination to the Company’s stockholders for their approval (“Initial Business Combination Vote”) pursuant to the proxy offer rules of the Commission and (y) clause (x) above notwithstanding if an Initial Business Combination Vote is required by law, or the Company seeks an Initial Business Combination Vote for business or other reasons, it will offer to redeem its Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules of the Commission; and (ii) that, in the event that the Company does not effect an Initial Business Combination within 21 months from the Date of the Prospectus, the Company shall take all action necessary to dissolve the Corporation and liquidate the Trust Fund to holders of Public Shares as soon as reasonably practicable, and after approval of the Company’s stockholders and subject to the requirements of the Delaware General Corporation Law (the “DGCL”), including the adoption of a resolution by the Company’s Board of Directors, prior to such Termination Date, pursuant to Section 275(a) of the DGCL, which shall deem the dissolution of the Company advisable and cause to be prepared such notices as are required by Section 275(a) of the DGCL as promptly thereafter as possible.  If the Company does not consummate an Initial Business Combination by the Termination Date, the Company shall, with respect to any plan of dissolution and liquidation, cause the Company’s Board of Directors to convene, adopt a plan of dissolution and liquidation and promptly prepare and file a proxy statement with the Securities and Exchange Commission setting out the plan of dissolution and liquidation.  Upon liquidation of the Trust Fund, the Company will distribute to all holders of Public Shares the aggregate amount then on deposit in the Trust Fund, including the interest earned, but net of:  (i) taxes payable on interest earned and (ii) interest income released to the Company to fund its working capital, the payment of taxes, and (iii) dissolution expenses, subject to any valid claims by our creditors that are not covered by amounts held in the Trust Fund or the indemnities provided by the directors and officers of the Company.  Only holders of Public Shares (as defined below) shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company.  With respect to any vote for any plan of dissolution and liquidation recommended by the Company’s Board of Directors, the Company shall use its best efforts to cause all of the Company Affiliates and the Company Insiders to vote the shares of Common Stock owned by them in favor of such plan of dissolution and liquidation.

(b) If there is an Initial Business Combination Vote, each of the Sponsor and any person or entity to which the Sponsor transferred or will transfer the Founder Shares  will vote the Founder Shares and the Placement Shares it owns in favor of the Initial Business Combination.  At the time the Company seeks approval of any potential Initial Business Combination, the Company will offer each of the holders of the Public Shares the right to convert their Public Shares at a per share price equal to $10.6 or $10.1 if the Overallotment Option is exercised (plus a portion of the interest earned, but net of (i) taxes payable on interest earned and (ii) up to $[●] ($[●] if the Overallotment Option is exercised in full) of interest income released to the Company to fund its working capital.  Only holders of Public Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company.]

8.6       Rule 419.  The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Initial Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

8.7       Tender Offer Documents, Proxy Materials and Other Information.  The Company shall provide to all tender offer documents shall furnish any state in which its initial public offering was registered such information as may be requested by such state.

8.8       Presentation of Potential Target Businesses.  The Company shall cause each of the Company Insiders to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Company Insider will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of an Initial Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary obligations such Company Insider might have.

9.        Representations and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and each Option Closing Date, if any, and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

10.     Termination.  The Representatives shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representatives’ sole opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, NASDAQ Capital Market or the NASDAQ National Market (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange, NASDAQ Capital Market or the NASDAQ National Market or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority or a material disruption in commercial banking or securities settlement or clearance services has occurred, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representatives’ sole opinion, make it impracticable or inadvisable to proceed with the delivery of the Public Units, or (vii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the financial condition, results of operations, business or prospects of the Company, or such adverse material change in general market conditions, including, without limitation, as a result of terrorist activities on or after the date hereof, as in the Representatives’ judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Units or to enforce contracts made by the Underwriters for the sale of the Public Units.

11.      Miscellaneous.

11.1      Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or reputable overnight courier or delivered by facsimile transmission (with printed confirmation of receipt) and confirmed and shall be deemed given when so mailed, delivered or faxed (or if mailed, two days after such mailing):

If to the Representatives:

Deutsche Bank Securities LLC
60 Wall Street, 4th Floor
New York, NY  10005
Attn:  [General Counsel]
Fax: [●]

Cowen and Company, LLC
599 Lexington Avenue
New York, NY 10020
Attn:  Head of Equity Capital Markets
Fax:  (646) 562-1126

Copy to:

DLA Piper LLP (US)
1251 Avenue of Americas
New York, NY 10020
Attn:  Jack I. Kantrowitz, Esq.
Fax:  (212) 884-8645

If to the Company:

c/o The Chart Group, LLC
75 Rockefeller Plaza, 14th Floor
New York, NY 10019
(212) 350-8205
Attn:  Christopher D. Brady

Fax: [●]

Copy to:
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
Attn:  Douglas Ellenoff, Esq.
Fax:  (212) 370-7889

11.2     Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

11.3     Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

11.4     Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

11.5     Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representatives, the Underwriters, the Company and the controlling persons, directors, officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

11.6      Governing Law, Venue, etc.

11.6.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.  Each of the Representatives and the Company (and any individual signatory hereto):  (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which such party may have or hereafter to the venue of any such suit, action or proceeding and (iii) irrevocably and exclusively consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.

11.6.2 Each of the Representatives and the Company (and any individual signatory hereto) further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company or any such individual mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company or any such individual in any such suit, action or proceeding, and service of process upon the Representatives mailed by certified mail to the address of each Representatives shall be deemed in every respect effective service process upon the Representatives, in any such suit, action or proceeding.

11.6.3 THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE SALE PRELIMINARY PROSPECTUS AND THE PROSPECTUS.

11.7      Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.  Delivery of a signed counterpart of this Agreement by fax or email/pdf transmission shall constitute valid and sufficient delivery thereof.

11.8     Waiver, Etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

11.9    No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Company’s securities.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as an agent, advisor or fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any agency, advisory, fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any agency, advisory, fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours, CHART ACQUISITION CORP. By: Name: Title:
Agreed to and accepted on the date first above written
Deutsche Bank Securities Inc. (also in its capacity as the QIU) By: Name: Title By: Name: Title
COWEN AND COMPANY, LLC DEUTSCHE BANK SECURITIES INC.
COWEN AND COMPANY, LLC, as Representatives of the several underwriters By: Name: Title

SCHEDULE A

CHART ACQUISITION CORP.

Underwriter	Number of Firm Units to be Purchased	Number of Optional Units to be Purchased

Deutsche Bank Securities Inc.

Cowen and Company, LLC	[ ]	[ ]

[ [ ]	[ ]	[ ]

[ [ ]	[ ]	[ ]
	10,000,000	1,500,000

EXHIBIT A

Form of Target Business Letter

Deutsche Bank Securities Inc.
Cowen and Company, LLC
   As Representatives of the Underwriters
   named in the Underwriting Agreement
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

c/o Cowen and Company, LLC
599 Lexington Avenue
New York, New York 10022

Chart Acquisition Corp.
c/o The Chart Group, LLC
75 Rockefeller Plaza, 14th Floor
New York, NY 10019
Attn:  Christopher D. Brady

Gentlemen:

Reference is made to the final prospectus of Chart Acquisition Corp., (“Chart”), dated ________, 2012 (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that Chart has established the Trust Fund (as defined in the Underwriting Agreement between Chart and the Underwriters named therein),, initially in an amount of at least $100.6 million for the benefit of the Public Stockholders and that, except for a portion of the interest earned on the amounts held in the Trust Fund released to Chart for working capital purposes, the payment of taxes or dissolution expenses, Chart may disburse monies from the Trust Fund only (i) to the holders of the Public shares in the event they elect to redeem their Public Shares in connection with the consummation of an Initial Business Combination, (ii) to the holders of the Public Shares if the Company fails to consummate an Initial Business Combination within 21 months from the date of the Prospectus.

For and in consideration of Chart agreeing to evaluate the undersigned for purposes of consummating an Initial Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Chart and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Target Business Authorized Signature of Target Business

A-1

EXHIBIT B

Form of Vendor Letter

Chart Acquisition Corp.
c/o The Chart Group, LLC
75 Rockefeller Plaza, 14th Floor
New York, NY 10019
Attn:  Christopher D. Brady

Gentlemen:

Reference is made to the final prospectus of Chart Acquisition Corp., (“Chart”), dated [   , 2012] (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that Chart has established the Trust Fund (as defined in the Underwriting Agreement between Chart and the Underwriters named therein),, initially in an amount of at least $100.6 million for the benefit of the Public Stockholders and that, except for a portion of the interest earned on the amounts held in the Trust Fund released to Chart for working capital purposes, the payment of taxes or dissolution expenses, Chart may disburse monies from the Trust Fund only (i) to the holders of the Public shares in the event they elect to redeem their Public Shares in connection with the consummation of an Initial Business Combination, (ii) to the holders of the Public Shares if the Company fails to consummate an Initial Business Combination within 21 months from the date of the Prospectus.

For and in consideration of Chart agreeing to use the products or services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Chart and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Vendor Authorized Signature of Vendor

B-1

EXHIBIT C

[Form of Director/Officer Letter

Chart Acquisition Corp.
c/o The Chart Group, LLC
75 Rockefeller Plaza, 14th Floor
New York, NY 10019
Attn:  Christopher D. Brady

Gentlemen:

The undersigned officer or director of Chart Acquisition Corp., (“Chart”) hereby acknowledges that Chart has established the Trust Fund, initially in an amount of at least $100.6 million for the benefit of the Public Stockholders, and that, except for a portion of the interest earned on the amounts held in the Trust Fund released to Chart for working capital purposes, the payment of taxes or dissolution expenses, Chart may disburse monies from the Trust Fund only (i) to the holders of the Public shares in the event they elect to redeem their Public Shares in connection with the consummation of an Initial Business Combination, (ii) to the holders of the Public Shares if the Company fails to consummate an Initial Business Combination within 21 months from the date of the Prospectus.

The undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any contracts or agreements with Chart and will not seek recourse against the Trust Fund for any reason whatsoever.

Notwithstanding the foregoing, such waiver shall not apply to any shares acquired by the undersigned in the public market.

Print Name of Officer/Director Authorized Signature of Officer/Director

C-1